UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2007

THE CAVALIER GROUP
(Exact name of registrant as specified in its charter)

Wyoming	333-127016	98-0463119
(State or Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

     5728 – 125A Street
Surrey, B.C., Canada V3X 3G8
phone: (604) 597-0028 fax: (604) 590-3123
e-mail: cavaliergroup@gmail.com
 (Address and telephone number of principal executive office)

___________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02 – Results of Operations and Financial Condition

PHASE 1 OF EXPLORATION PROGRAM ON CASA CLAIMS COMPLETED

A geological investigation of the Casa Claims property located in northeastern Ontario was undertaken by R. S. Middleton, P. Eng., between November 15 and 27, 2006. On April 26, 2007 we received the Geological Report on Phase I of the Exploration Program on the Casa Claims Group. The report details the results of the first phase of a planned two phase exploration program which was recommended to do exploratory work on the property for Cavalier. As a result of a mechanical breakdown with the drilling rig, which could not be expeditiously repaired nor could an alternate rig be obtained within the period of being on the property, the diamond drilling portion of the first phase work program was postponed to the next phase of work but the balance of the first phase of the work program was completed with results that call for added staking and significant follow-up diamond drilling.

The overall evaluations of the previous exploration programs were confirmed. Although no mineral values of interest were determined, vein structures and significant conductors were followed off the property to the east and north. The strongest anomalies were confirmed as being along the north margin of the claim and were continually traced better than one kilometre north of the existing claims boundary. It would be in order to acquire more ground prior to the initiation of further work in the Casa claims to adequately cover these areas; therefore, the staking of an additional 50 mining claim units extending east, west and north of the current claims is recommended. It is being recommended that the project be expanded into the second phase to be comprised of three parts – the staking of additional claims, the continuation of the base exploration of the newly acquired claims and diamond drilling on the expanded claim group. It is then further recommended that a significant diamond drilling effort be undertaken as a new Phase III. Anticipated costs for each of the phases are:

Phase 2A – Staking & Related	20,000
Phase 2B – Exploration & Geology	105,000
Phase 2C – Diamond Drilling	140,000

Total Costs for Phase 2	265,000

Although it is recommended that phase 2 be carried out in its entirety, it could be broken up over two years such that phases 2A & 2B be completed in the same year. Phase 2C could be postponed for one year depending on available funds. It is then recommended that a new third phase be undertaken to diamond drill the property to depth and test for continuation of discovered anomalies at an estimated cost of $215,000.

We will now seek avenues to raise capital to continue with the exploration program. At the same time, we are seeking additional projects or other business opportunities.

Item 9.01 Financial Statements and Exhibits

Nil

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date
/s/ “Gerald W. Williams”	President, Chief Executive Officer (Principal Executive Officer), Secretary, Treasurer and a member of the Board of Directors	April 27, 2007